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                                                              EXHIBIT 23.4

                    CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this registration statement Form S-3 Post Effective Amendment No. 3 (File No. 333-04219) of our report, which includes an explanatory paragraph concerning the Company's ability to continue as a going concern, dated March 21, 1997, except for Notes 5 and 15 as to which the date is June 3, 1997, of our audits of the financial statements of Eyesys Technologies, Inc. as of December 31, 1996 and 1995, and for the three years in the period ended December 31, 1996, appearing in the registration statement on Form S-4 (File No. 333-29573) of Premier Laser Systems, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933. We also consent to the incorporation by reference of our report in the registration statements on Form S-8 (File No. 333-01680), Form S-8 (File No. 333-27151), and Form S-8 (File No. 333-29497).

                                          /s/ Coopers & Lybrand L.L.P.
                                          ---------------------------------

                                          Coopers & Lybrand L.L.P.

Houston, Texas

November 25, 1997